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                                              Exhibit 11.1

                                   COUNTRYWIDE CREDIT INDUSTRIES, INC.
                          STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                                     Six Months
                                                                                  Ended August 31,
                                                                                 1997           1996
                                                                           ---------------- -----------------
                                                                           (Dollar amounts in thousands,

except per share data)
Primary

   Net earnings applicable to common stock                                     $179,698          $123,121
                                                                           ================ =================


   Average shares outstanding                                                   106,655           102,433
   Net effect of dilutive stock options --
     based on the treasury stock method
     using average market price                                                   3,588             2,028
                                                                           ---------------- -----------------

       Total average shares                                                     110,243           104,461
                                                                           ================ =================

   Per share amount                                                               $1.63             $1.18
                                                                           ================ =================


Fully diluted

   Net earnings applicable to common stock                                     $179,698          $123,121
                                                                           ================ =================


   Average shares outstanding                                                   106,655           102,433
   Net effect of dilutive stock options --
     based on the treasury stock method using
     the closing market price, if higher than
     average market price.                                                        4,469             2,362
                                                                           ---------------- -----------------

       Total average shares                                                     111,124           104,795
                                                                           ================ =================

   Per share amount                                                               $1.62             $1.17
                                                                           ================ =================








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